Exhibit 99.1

American Battery Technology Company Receives Contract from US DOE for $20M Project to Accelerate Commercialization of Next-Generation Advanced Battery Recycling Technologies

Multi-partner industry collaboration advancing and commercializing new battery recycling techniques for increased product recovery, further reduction of environmental footprint, and enhanced economic competitiveness

Reno, Nev., September 27, 2023 — American Battery Technology Company (ABTC) (NASDAQ: ABAT), an integrated critical battery materials company that is commercializing its technologies for both primary battery minerals manufacturing and secondary minerals lithium-ion battery recycling, has received a contract grant award for its $20 million project from the U.S. Department of Energy (DOE) for a multi-partner industry collaboration to demonstrate and commercialize next generation techniques for lithium-ion battery recycling processes to manufacture low-cost and low-environmental impact domestic critical battery materials.

“It is an important milestone to be commissioning the initial portion of our integrated lithium-ion battery recycling facility to be able to provide domestically produced low-cost and low environmental impact battery metals to our strategic customers,” stated ABTC CEO Ryan Melsert. “However, any company that is complacent with current technologies will not be competitive in the future, which is why we are also prioritizing our pipeline of new advanced technologies that are being evolved through our research, bench development, piloting, and commercialization infrastructure.”

As one of only five companies nation-wide selected for this competitive funding under the battery recycling portion of the ‘Electric Drive Vehicle Battery Recycling and Second Life Applications’ opportunity from the U.S. DOE under the Bipartisan Infrastructure Law, ABTC and its partners intend to validate, test, and deploy three new first-of-kind disruptive advanced separation and processing technologies to further enhance the economic competitiveness, reduce environmental impact, and re-integrate an even greater percentage of the constituent components to the domestic battery manufacturing market. This contracted grant award has a project start date of October 1, 2023.

ABTC is currently implementing and commissioning the first phase of its commercial-scale integrated lithium-ion battery recycling technologies at its facility located in the Tahoe-Reno Industrial Center. These processes utilize a strategic de-manufacturing and targeted chemical extraction train in order to recover battery materials with high yields, low cost, and with a low environmental footprint. These processes are fundamentally different than conventional methods of battery recycling, which generally utilize either high temperature smelting or non-strategic shredding systems.

While this initial implementation of the lithium-ion battery recycling system undergoes commissioning, ABTC and its partners are developing these next generation enhanced separation and processing techniques in parallel at the laboratory and pilot scales that when implemented into the commercial-scale system will allow for the recovery of additional products and further reduction of energy and water consumption and life cycle greenhouse gas emissions. Through this U.S. DOE supported project, ABTC and its partners will validate and optimize each of these advanced technologies at the bench scale, then manufacture qualification batches of these products for evaluation and testing by downstream partners, followed by the scale-up of these advanced systems for integration into ABTC’s recycling operations.

As part of this industry collaboration, ABTC is serving as the prime recipient of this grant award, and is working in partnership with three public universities, three national laboratories, and one private corporation. Through this competitive grant award, the U.S. DOE will provide $10 million in direct funding, while ABTC and its project partners will contribute an additional $10 million worth of cost-share resources, bringing the total project investment to $20 million.

About American Battery Technology Company

American Battery Technology Company (ABTC), headquartered in Reno, Nevada, has pioneered first-of-kind technologies to unlock domestically manufactured and recycled battery metals critically needed to help meet the significant demand from the electric vehicle, stationary storage, and consumer electronics industries. Committed to a circular supply chain for battery metals, ABTC works to continually innovate and master new battery metals technologies that power a global transition to electrification and the future of sustainable energy.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, are “forward-looking statements.” Although the American Battery Technology Company’s (the “Company) management believes that such forward-looking statements are reasonable, it cannot guarantee that such expectations are, or will be, correct. These forward-looking statements involve a number of risks and uncertainties, which could cause the Company’s future results to differ materially from those anticipated. Potential risks and uncertainties include, among others, interpretations or reinterpretations of geologic information, unfavorable exploration results, inability to obtain permits required for future exploration, development or production, general economic conditions and conditions affecting the industries in which the Company operates; the uncertainty of regulatory requirements and approvals; fluctuating mineral and commodity prices, final investment approval and the ability to obtain necessary financing on acceptable terms or at all. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in the Company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended June 30, 2022. The Company assumes no obligation to update any of the information contained or referenced in this press release.

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American Battery Technology Company

Media Contact:

Tiffiany Moehring

tmoehring@batterymetals.com

720-254-1556